Exhibit 99.3

ADDENTAX GROUP CORP.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the sale purchase transaction (the “Transaction”) between Addentax Group Corp. (the “Company”, “Addentax”, “we”, “us”, “our”) and Yingxi Industrial Chain Group Co. Ltd. (“YICG”).

Addentax Group Corp.

Pro Forma

Balance Sheet - Unaudited

June 30, 2017

	Addentax Group Corp.	Yingxi Industrial Chain Group Co., Ltd.	Proforma	Proforma
	June 30, 2017	June 30, 2017	Adjustments	AS Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$-	$1,098,254	$-	$1,098,254
Accounts receivable	-	4,779,708	-	4,779,708
Notes Receivables	-	1,131,898	-	1,131,898
Due from related parties	-	21,824	-	21,824
Inventory	-	454,272	-	454,272
Prepaid expenses	5,831	962,722	-	968,553
Other current assets	-	63,292	-	63,292
Total Current Assets	5,831	8,511,970	-	8,517,801
Property and equipment, net	-	648,459	-	648,459
TOTAL ASSETS	5,831	9,160,429	-	9,166,260

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$395	$2,764,288	$-	$2,764,683
Loan payable	-	2,655,000	-	2,655,000
Deferred revenue	-	225,423	-	225,423
Due to related parties	43,987	2,751,534	-	2,795,521
Tax payable	-	24,636	-	24,636
Other current liabilities	-	161,249	-	161,249
Total Current Liabilities	44,382	8,582,130	-	8,626,512

Long-term loans payable	-	1,475,000	-	1,475,000
TOTAL LIABILITIES	44,382	10,057,130	-	10,101,512

STOCKHOLDERS’ DEFICIT
Common stock: 1,000,000,000 shares authorized; $0.001 par value; 506,920,000 pre merger and 506,920,000 post merger shares issued, respectively	506,920	-	-	506,920
Common stock: 250,000,000 shares authorized; $0.0004 par value; 250,000,000 shares issued and outstanding, respectively	-	100,000	(100,000)	-
Additional paid in capital (deficiency)	41,647	(1,062,501)	(487,118)	(1,507,972)
Treasury stock at cost, 500,000,000 shares	(500,000)	-	500,000	-
Retained earnings (deficit)	(87,118)	209,845	87,118	209,845
Accumulated other comprehensive loss	-	(144,045)	-	(144,045)
Total stockholders’ deficit	(38,551)	(896,701)	-	(935,252)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,831	$9,160,429	$-	$9,166,260

See notes to the unaudited pro forma combined financial statements

Addentax Group Corp.

Pro Forma

Statement of Operations and Comprehensive Loss - Unaudited

For the Three Month Period Ended June 30, 2017

	Addentax Group Corp.	Yingxi Industrial Chain Group Co., LTD
	Three Months Ended	Three Months Ended	Proforma	Proforma
	June 30, 2017	June 30, 2017	Adjustment	As Adjusted

Revenue	$-	$4,208,819	$-	$4,208,819
Cost of revenue	-	(3,937,257)	-	(3,937,257)
Gross Profit	-	271,562	-	271,562

Operating Expenses
General and administrative	24,948	382,167	(24,948)	382,167
Total Operating Expenses	24,948	382,167	(24,948)	382,167

Operating Loss	(24,948)	(110,605)	24,948	(110,605)

Other Expense
Other expense	-	(1,888)	-	(1,888)
Total Other Income	-	(1,888)	-	(1,888)

Loss Before Income Taxes	(24,948)	(112,493)	24,948	(112,493)
Provision for income taxes	-	(2,176)	-	(2,176)

Net Loss	$(24,948)	$(114,669)	$24,948	$(114,669)

Other Comprehensive Income (Loss)
Foreign currency translation loss	-	(29,985)	-	(29,985)
Total Comprehensive Loss	$(24,948)	$(144,654)	$24,948	$(144,654)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)		$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding*	6,920,000	250,000,000		506,920,000

* Proforma as adjusted shares are not weighted and are actual shares issued and outstanding.

See notes to the unaudited pro forma combined financial statements

Addentax Group Corp.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 14, 2017, Addentax Group Corp. (“Addentax”, the “Company”), a company incorporated under the laws of the State of Nevada, USA and Yingxi Industrial Chain Group Co. Ltd. (“Yingxi”) and the Yingxi Shareholders entered into an agreement in which Addentax agreed to acquire all of the issued and outstanding Yingxi Common Shares from the Yingxi Shareholders in exchange for the issuance by the Company to the Yingxi Shareholders of 500,000,000 shares of Common Stock issued as payment for the Business Assets of Yingxi.

The 500,000,000 shares of Addentax issued as payment for the Business Assets of Yingxi will be restricted shares as required by Rule 144 of the United States Securities Act (the “Act” and shall display a restrictive legend as required by the United States Securities and Exchange Act.)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical June 30, 2017 balance sheet of Yingxi after giving effect to the acquisition with Addentax Group Corp. The pro forma balance sheet and statement of operations and comprehensive loss present this transaction as if they had been consummated as of June 30, 2017, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 3— Pro Forma Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of Yingxi included elsewhere in this report.

2. ACCOUNTING PERIODS PRESENTED

Certain pro forma adjustments were made to conform Yingxi’s accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 is presented as if the Yingxi acquisition had occurred on June 30, 2017, and combines the historical balance sheet of the Company at June 30, 2017 and the historical balance sheet of Yingxi at June 30, 2017.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the Company and Yingxi for the three months ended June 30, 2017 are presented as if the acquisition had taken place on June 30, 2017. The pro forma statement of operations and comprehensive loss for the three months ended June 30, 2017 combines the historical results of the Company for the three months ended June 30, 2017 and the historical results of Yingxi for three months ended June 30, 2017.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations and comprehensive loss are as follows:

●	To record 500,000,000 shares of Addentax unregistered common stock issued in exchange for 250,000,000 shares of common stock of Yingxi Industrial Chain Group Co., Ltd.

●	To eliminate the accumulated loss of Addentax incurred before the reverse acquisition.